EXH10-16

                              ASSIGNMENT OF PATENT

         THIS ASSIGNMENT made November 8,1993, by GREGORY PERRY, of 6888 Vicar Road, Doraville, GA 30360, ("Assignor"), to FIBERCORE, INC. ("Assignee"), a Nevada corporation in the process of organization whose principal place of business is 60 Industrial Park Road West, Tolland, Connecticut, 060084, in accordance with an agreement executed by the Assignor and Dr. Mohd Aslami, representing the Assignee, dated September 15, 1993, attached hereto as Exhibit A, as the parties thereto may amend said Agreement from time to time.

                                   WITNESSETH

         WHEREAS letters patent of the United States relating to a method for producing a single mode fiber preform (the "Invention") have been issued to Assignor, which letters patent is numbered 4,596,589 and dated June 24, 1986, and

         WHEREAS the Assignor is the sole owner of the patent and of all rights thereunder, the same have never been assigned or licensed to any person, and

         WHEREAS the Assignee desires to acquire the entire interest of Assignor in the patent, and in consideration thereof will contemporaneously herewith issue common shares of its capital stock; to the Assignor, and

         NOW, THEREFORE, in consideration of the premises and the sum of $1.00, receipt of which is acknowledged, and other good and valuable consideration, Assignor hereby assigns and transfers to Assignee, its successors and assigns, all his right, title and interest in the Invention and the letters patent issued therefor, and to future improvements thereof, to be held to the full end of the term for which such letters patent or any reissues, renewals, extensions thereof are or may be granted, as fully and entirely as the same would have been held by Gregory Perry had this assignment and sale not been made.


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         Assignor  does hereby  represent  and warrant that Assignor is the sole owner of the Invention and the letters patent issued thereof, that no interest of any kind whatsoever in the Invention or the letters patent has been conveyed to any person, whether by license, assignment or transfer. Assignor further represents and warrants that neither the Invention nor the letters patent therefor have been encumbered or in any way granted to, or taken as security by, any person.

         Assignor does hereby agree to indemnify Assignee against any and all liability or loss arising from or in connection with the branch of any representation or warranty hereunder.

         Assignor agrees to execute all instruments and to perform all acts which may be necessary to carry this assignment into full effect

         IN WITNESS WHEREOF, Assignor has signed and sealed this instrument.



                                          _________________________________
                                          Gregory Perry


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State of Georgia)
                )
County of Fulton)

         Before me personally appeared Gregory Perry and acknowledged the foregoing instrument to be his free act and deed, November , 1993.

                                          ______________________________________
                                          Notary Public - Notary Public
                                          Fulton County, Georgia
                                          My commission expires: May 13, 1995